                                                                   Exhibit 10.12


                                CREDIT AGREEMENT

                                     BETWEEN

                            BANK LEUMI USA, AS LENDER

                                       AND

                    COMVERGE TECHNOLOGIES, INC., AS BORROWER















                                                   Dated: As of February 7, 2000


                               TABLE OF CONTENTS

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SECTION        1.     DEFINITIONS.....................................................1

        1.1           Definitions.....................................................1
        1.2           Accounting Terms................................................5

SECTION 2.            FINANCING.......................................................5

        2.1           Term Loan.......................................................5
        2.2           Interest........................................................6

                      2.2.1  LIBOR Rate...............................................6
                      2.2.2  Availability.............................................6
                      2.2.3  Calculation of Interest; Payment.........................6
                      2.2.4  Illegality...............................................7
                      2.2.5  Increased Costs..........................................7
                      2.2.6  Overdue Payments.........................................7

        2.3           Prepayment......................................................8
        2.4           Manner of Payments..............................................8
        2.5           Security........................................................8

                      2.5.1  Security Agreements......................................8
                      2.5.2  Guarantee................................................8
                      2.5.3  Cash Collateral ........................................ 8

SECTION 3.            CONDITIONS PRECEDENT............................................9

        3.1.          Evidence of Corporate Action....................................9
        3.2.          Representations and Warranties..................................9
        3.3.          Borrower's Obligations..........................................9
        3.4.          DSSI's Obligations..............................................9
        3.5           Opinions.......................................................10
        3.6           Event of Default...............................................10

SECTION 4.            REPRESENTATIONS AND WARRANTIES.................................10

        4.1           Organization...................................................10

                      4.1.1  Borrower's Corporate Existence and
                              Good Standing..........................................10
                      4.1.2  Organization Chart......................................10
                      4.1.3  DSSI's Corporate Existence and Good
                                Standing.............................................10


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

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        4.2           Authority......................................................10

                      4.2.1   Borrower's Authority...................................10
                      4.2.2   DSSI's Authority.......................................11

        4.3           No Conflicts...................................................11
        4.4           Compliance and Other Agreements................................12

                      4.4.1  Agreements, etc.........................................12
                      4.4.2  Orders, etc.............................................12
                      4.4.3  Agreements, Etc.........................................12

        4.5           ERISA..........................................................12
        4.6           Investment Company.............................................13
        4.7           Approvals and Consents.........................................13
        4.8           Regulation U, etc..............................................13
        4.9           Financial Statements...........................................13
        4.10          Taxes..........................................................13
        4.11          Title to Properties/Priority of Liens..........................14

                      4.11.1  Title..................................................14
                      4.11.2  Security Interest......................................14

        4.12          Litigation.....................................................14
        4.13          Insurance......................................................14
        4.14          Disclosure.....................................................15
        4.15          No Event of Default............................................15
        4.16          Use of Proceeds................................................15

SECTION 5.            AFFIRMATIVE COVENANTS..........................................15

        5.1           Preservation of Existence......................................15
        5.2           Maintenance of Properties; Insurance...........................15

                      5.2.1  Properties..............................................15
                      5.2.2  Insurance...............................................15

        5.3           Payment of Taxes...............................................16
        5.4           Accounting; Financial Statements and Other
                         Information.................................................16

                      5.4.1  Quarterly Financial Reports.............................16
                      5.4.2  Annual Financial Reports................................16
                      5.4.3  Reports.................................................17
                      5.4.4  SEC Filings.............................................17
                      5.4.5  Other Information.......................................17

        5.5           Compliance.....................................................17
        5.6           ERISA..........................................................17


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

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        5.7           Payment of Indebtedness........................................18
        5.8           Notification to Bank...........................................18
        5.9           Further Assurances.............................................18
        5.10          Inspection.....................................................18
        5.11          Stock Ownership................................................19

SECTION 6.            NEGATIVE COVENANTS.............................................19

        6.1           Limitation on Liens............................................19
        6.2           Mergers and Consolidations.....................................19
        6.3           Change in Business.............................................19
        6.4           Transfer of Assets.............................................19
        6.5           No Pre-Payments................................................20
        6.6           Guarantees to Others...........................................20
        6.7           Change in Fiscal Year..........................................20

SECTION 7.            EVENTS OF DEFAULT/REMEDIES.....................................20

                      7.1.1  Principal or Interest...................................20
                      7.1.2  Obligations.............................................20
                      7.1.3  Certain Covenants.......................................20
                      7.1.4  Other Covenant..........................................20
                      7.1.5  Representations.........................................20
                      7.1.6  Voluntary Insolvency Proceedings........................21
                      7.1.7  Involuntary Insolvency Proceedings......................21
                      7.1.8  Divestiture of Assets...................................21
                      7.1.9  Judgments...............................................21
                      7.1.10  Other Defaults.........................................22
                      7.1.11  ERISA..................................................22
                      7.1.12  Levies.................................................22

        7.2           Remedies.......................................................22

SECTION 8.            MISCELLANEOUS..................................................24

        8.1           Expenses.......................................................24
        8.2           Survival of Agreement..........................................24
        8.3           No Waiver; Cumulative Remedies.................................24
        8.4           Notices........................................................25
        8.5           Amendments and Waivers.........................................25
        8.6           Applicable Law.................................................25
        8.7           Successors.....................................................25
        8.8           Partial Invalidity.............................................25
        8.9           Headings.......................................................25
        8.10          WAIVER OF JURY TRIAL...........................................25
        8.11          JURISDICTION; SERVICE OF PROCESS...............................26
        8.12          Conflicts......................................................26


EXHIBITS AND SCHEDULES

Exhibit A - Form of Note

        CREDIT AGREEMENT, dated February 7, 2000, between COMVERGE TECHNOLOGIES, INC., a Delaware corporation having an office at 23 Vreeland Road, Florham Park, New Jersey (the "Borrower"), and BANK LEUMI USA, a New York banking corporation having an office at 564 Fifth Avenue, New York, New York (the "Bank").

                                 R E C I T A L:

        A. Data Systems & Software Inc., a Delaware corporation ("DSSI"), now and at all times since August 30, 1999, has owned not less than seventy (70%) percent of the issued and outstanding shares of the Borrower. Pursuant to an Amended and Restated Credit Agreement, dated said date (the "First Restated Agreement"), the Bank made a loan to DSSI, the proceeds of which were used by DSSI, among other things, to finance the acquisition by the Borrower of substantially all of the assets of the Control Systems Division of Scientific Atlanta Corporation (the "Acquisition") and to finance, in part, the working capital requirements of the Borrower.

        B. Concurrently, the Restated Agreement is being terminated, and DSSI is repaying the loan made by The Bank to it pursuant thereto, and is satisfying all other obligations which it has to the Bank pursuant to the Restated Credit Agreement. The Bank, in consideration thereof, has agreed to enter into this Credit Agreement with the Borrower, and subject to the terms and conditions herein set forth, to make a term loan to the Borrower in the principal amount of $6,000,000 (the "Term Loan"). The proceeds of the Term Loan are to be used, in part, by the Borrower to repay DSSI for the loans made by DSSI to the Borrower, to finance the Acquisition and to finance, in part, the Borrower's working capital requirements.

        NOW, THEREFORE, IT IS AGREED:

        SECTION       1.  DEFINITIONS.

        1.1 Definitions. As used in this Agreement and the Financing Agreements, the following terms shall have the following meanings unless the context otherwise requires:

               "Affiliate" means and includes any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower; (ii) which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any voting stock of either the Borrower or of any Guarantor, or (iii) fifty percent (50%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or one of its Affiliates. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agreement" means this Credit Agreement, as the same may be amended or supplemented from time to time.

               "Acquisition" shall have the meaning defined in Recital A.

               "Bank" means Bank Leumi USA, a New York banking corporation.

               "Borrower" means Comverge Technologies, Inc., a Delaware corporation.

               "Business Day" means any day other than (i) a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York, and (ii) any day on which commercial banks in London are not open for dealing in dollar deposits in the London Interbank Market.

               "Cash Collateral" shall have the meaning defined in Section
2.5.3.

               "Consolidated Group" shall have the meaning defined in Section
4.9.

               "DSSI" shall have the meaning defined in Recital A.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 (b)(1) of ERISA.

               "Eurocurrency Reserve Requirement" means, for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency Liabilities" (as such term is used in Regulation D), but without benefit or credit of proration, exemptions or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category or extension of credit or other assets that include loans where the interest or other charges are based upon The London Interbank Offered Rate.

               "Financing Agreements" means the following agreements and instruments (as such agreements and instruments may be hereafter amended or supplemented): (i) the Security Agreement, (ii) the Note, (iii) the Guaranty, and (iv) any other agreements or other collateral documents delivered to the Bank in connection with the Obligations, whether or not pursuant to this Agreement.

               "GAAP" means generally accepted accounting principles as used by the United States Financial Accounting Standards Board, as in effect from time to time, consistently applied.

               "Guaranty" shall have the meaning set forth in Section 2.5.2 of this Agreement.

               "Interest Period" means (i) initially, the period commencing on the date hereof and ending on the same day three (3) months thereafter, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the same day three months thereafter; provided, however, that one (a) each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is not numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month,
(b) no Interest Period may extend beyond the Maturity Date, and (c) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

               "Knowledge" whether with an initial upper or lower case means the knowledge of any senior executive of the Borrower or of the Guarantor, including, but not limited to their Chief Financial Officers.

               "LIBOR Rate" means the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Bank to be equal to the quotient of (i) the London Interbank Offered Rate for the principal balance of the Term Loan for such Interest Period, divided by (ii) one minus the Eurocurrency Reserve Requirement for such Interest Period.

               "London Interbank Offered Rate" applicable to any Interest Period means: (i) the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the rates per annum for dollar deposits for the relevant Interest Period which appear on page "LIBOR" of the Reuters Monitor Money Rates Service (or such other page(s) as may replace the LIBOR page for the purpose of displaying offered rates of leading reference banks in London for interbank deposits in dollars) at or about 11:00 a.m., London time, on the second Business Day prior to the commencement of the Interest Period, and (ii) if the rate may not be determined by the Bank as provided in the preceding clause (i) for any reason as determined by the Bank in its sole judgment, then the rate equal to the rate per annum at which dollar deposits are offered to the Bank or any of its Affiliates in the London Interbank Market at 11:00 a.m., London time,, two (2) Business Days prior to the commencement of an Interest Period in an amount comparable to the Interest Period and in the principal amount of the Term Loan which shall be outstanding during such Interest Period.

               "Maturity Date" shall have the meaning defined in Section 2.1.

               "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any of its ERISA Affiliates.

               "Note" means the promissory note evidencing the Term Loan.

               "Obligations" means collectively the Term Loan and any fees, charges or other financial obligations of the Borrower, the Guarantor or any of their Affiliates to the Bank pursuant to this Agreement, any of the Financing Agreements, or any other agreement with the Bank.

               "Person" means an individual, partnership, joint venture, firm, corporation, trust, charitable institution or other business or legal entity.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Plan" means any plan established, maintained or to which contributions have been made by the Borrower or any of its ERISA Affiliates, and which is subject to Title IV of ERISA.

               "Prohibited Transaction" means any transaction of the type set forth in Section 406 of ERISA, and not exempt under Section 408 of ERISA or
Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

               "Reference Rate" means the rate of interest designated by the Bank, and in effect from time to time, as the "Reference Rate."

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.

               "Reportable Event" means any of the events set forth in

Section 4043 of ERISA, if such event reasonably may result in a liability of the Borrower to the Plan or the PBGC.

               "Restated Agreement" shall have the meaning defined in Recital B.

               "Security Agreement" shall have the meaning set forth in Sections 2.5.1 of this Agreement.

               "Term Loan" shall have the meaning defined in Recital B.

               1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to such terms in accordance with United States GAAP. In the event that changes in GAAP shall be mandated by the United States Financing Accounting Standards Board, and such changes would materially modify the interpretation or computation of the financial covenants contemplated by this Agreement at the time of execution hereof, then in such event such changes shall not be followed in calculating the financial covenants.

        SECTION 2.  FINANCING.

        2. Subject to and upon the terms and conditions set forth in this Agreement and the Financing Agreements, the Bank hereby agrees to provide a Credit Facility to the Borrower as follows:

               2.1 Term Loan. Concurrently the Bank is making the Term Loan to the Borrower in the principal amount of $6,000,000, The Term Loan will mature on February 1, 2002 (the "Maturity Date"). The principal of the Term Loan may be prepaid in whole or in part as provided in Section 2.3. Concurrently with the execution and delivery of this Agreement, the Borrower is evidencing its obligation to pay the principal of, and interest on, the Term Loan by executing and delivering a term note in the form of Exhibit A annexed (the "Note") to the Bank in the principal sum of $6,000,000.

               2.2    Interest.

                      2.2.1 LIBOR Rate. Except as otherwise expressly provided in this Section 2.2, the Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Term Loan at a rate per annum equal to the LIBOR Rate plus three quarters of one percent (3/4%).

                      2.2.2 Availability. The Bank shall, as soon as practicable after 10:00 a.m., New York City time, two (2) Business Days prior to the commencement of any Interest Period, determine the LIBOR Rate applicable to the Term Loan and such LIBOR Rate shall be applicable to the Term Loan during such Interest Period. In the event the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that dollar deposits in an amount approximately equal to the Term Loan, with maturities comparable to the Interest Period, are not generally available at such time in the London Interbank Market, or the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining a LIBOR Rate on the Term Loan or of funding the same in the London Interbank Market during such Interest Period, or reasonable means do not exist for ascertaining a LIBOR Rate, or a LIBOR Rate on the Term Loan would be in excess of the maximum interest rate which the Borrower may by law be required to pay, the Bank shall so notify the Borrower and the Term Loan shall, on the date that otherwise would have been the first date of the Interest Period, and at all times thereafter until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, bear interest at a rate per annum equal the Reference Rate plus three quarters of one percent (3/4%).

                      2.2.3 Calculation of Interest; Payment. Interest on the Term Loan shall be calculated on the basis of the actual number of days elapsed in a 360-day year and shall be due and payable on the last day of the Interest Period with respect thereto. Whenever interest due on the Term Loan or any portion thereof (as the case may be) shall be calculated by reference to the Reference Rate, interest shall be due and payable on the outstanding principal sum of the Term Loan or such portion (as the case may be) on the last day of each month.

                      2.2.4  Illegality.  Notwithstanding any other
provision in this Agreement, if the Bank determines that any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to maintain or fund loans at the LIBOR Rate or to give effect to its obligations as contemplated hereby, then upon notice by the Bank to the Borrower, the Term Loan shall be automatically converted to (and shall at all times thereafter, until the Bank notifies that Borrower that such circumstances no longer exist, remain as) a loan bearing interest at the Reference Rate plus three quarters of one percent (3/4%), but in no event in excess of the maximum rate of interest permitted to be charged to the Borrower pursuant to applicable law.

                      2.2.5  Increased Cost.  The Borrower shall pay to the
Bank from time to time such amounts as the Bank may determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any loans at the LIBOR Rate hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the Note (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including the Bank of or under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note (other than taxes imposed on the overall net income of the Bank for the Term Loan); or (ii) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including the Term Loan or any deposits referred to in the definition of LIBOR Rate; or iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section
2.2.5 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by the Bank for purposes of this Section 2.2.5 of the effect of any Regulatory Change on its costs of making or maintaining loans based on the LIBOR Rate or on amounts receivable by it in respect of the Term Loan, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

                      2.2.6 Overdue Payments. If any payment of principal (whether due at maturity, upon acceleration or otherwise), interest or other fees or charges payable by the Borrower hereunder, or under any of the Financing Agreements, shall not be paid when due, the Borrower will pay interest on the overdue payment for the period for which it is overdue, on demand, at the higher of twelve percent (12%) or three percent (3%) per annum in excess of the then interest rate otherwise payable pursuant to this Agreement, but in no event in excess of the maximum rate permitted by applicable law.

               2.3 Prepayment. The Borrower may, upon at least five (5) Business Days' notice to the Bank, prepay the Term Loan, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that (i) each partial prepayment shall be in a principal amount which is not less than $250,000 and (ii) each prepayment shall be made only on the last day of the Interest Period.

The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expenses incurred as a result of any payment on account of the Term Loan on a date other than the last day of the Interest Period including, but not limited to, acceleration of the Term Loan by the Bank pursuant to Section 7.

               2.4 Manner of Payments. All payments required to be made by the Borrower hereunder on account of principal, interest or fees shall be made in lawful money of the United States, in immediately available funds, at the office of the Bank at 564 Fifth Avenue, New York, New York 10017 or at such other place as the holder of the Note shall specify in writing. Whenever any payment hereunder, or under any of the Financing Agreements, becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day of the Bank, and such extension of time shall be included in the computation of interest. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, on any date on which a payment is due hereunder or under any of the Financing Agree ments, in an amount equal to any unpaid portion of such payment.

               2.5    Security.

                      2.5.1 Security Agreement. Concurrently with the execution and delivery of this Agreement, DSSI is granting a valid perfected first priority security interest to the Bank in the Cash Collateral to secure payment by the Borrower and DSSI of all of their Obligations to the Bank, by executing and delivering to the Bank a Security Agreement, dated as of even date herewith (the "Security Agreement").

                      2.5.2 Guarantee. Concurrently with the execution and delivery of this Agreement, DSSI is guaranteeing payment of all of the Obligations of the Borrower to the Bank by executing and delivering to the Bank a Guarantee, dated as of even date herewith (each a "Guaranty").

                      2.5.3 Cash Collateral. Concurrently with the execution of this Agreement, DSSI as collateral under its Security Agreement, has pledged a Certificate of Deposit to the Bank (the "Cash Collateral") in an aggregate principal amount which is not less than $6,000,000, as collateral security for payment of the Term Loan and the other Obligations, with a maturity date of February 10, 2002 (the "Cash Collateral"). Unless an Event of Default shall have occurred, the Bank shall remit to DSSI all interest earned on the Cash Collateral within ten (10) days of the payment date thereof.

        SECTION 3. CONDITIONS PRECEDENT. The obligation of the Bank to execute and deliver this Agreement, and to make the Term Loan, is subject to the conditions precedent that:

               3.1. Evidence of Corporate Action. The Bank shall have received
(i) Certificates of Good Standing from the Secretary of State of Delaware, listing all charter documents of the Borrower and DSSI on file; (ii) a Certificates of an authorized officer of each of the Borrower and DSSI certifying (a) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the

Borrower or DSSI, as is appropriate, authorizing the execution, delivery and performance of this Agreement and such Financing Agreements as to which it is a party, (b) the incumbency and specimen signature of each officer of the Borrower and DSSI executing the said documents, and a certification by another officer thereof as to the incumbency and signature of the authorized officer, (iii) copies of the Certificate of Incorporation and By-Laws of the Borrower and DSSI, each as amended to date, certified as complete and correct by its Secretary, and
(iv) such other documents as the Bank or its counsel may reasonably request, in order that all legal matters incident to the making of the Term Loan, shall be satisfactory to the Bank and its counsel.

               3.2. Representations and Warranties. All representations and warranties contained herein or otherwise made to the Bank pursuant to or in connection with this Agreement or any of the Financing
Agreements, shall be correct and complete in all material respects.

               3.3. Borrower's Obligations. The Borrower shall have executed and delivered to the Bank (i) the Note, and (ii) such other documents as the Bank shall reasonably require.

               3.4. DSSI's Obligations. DSSI shall have (i) satisfied all of its obligations to the Bank pursuant to the Restated Agreement, and all of the documents executed and delivered by it pursuant thereto, (ii) executed and delivered to the Bank its Guaranty and Security Agreement and such other documents as the Bank shall reasonably require, and (iii) deposited the Cash Collateral with the Bank.

               3.5 Opinions. The Bank shall have received a written opinions from counsel to the Borrower and DSSI, in form and substance satisfactory to the Bank and its counsel.

               3.6 Event of Default. There shall exist no Event of Default and no condition, event or act which, with notice or lapse of time, or both, would constitute either an Event of Default or an event of default under the March Agreement.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Term Loan hereunder, the Borrower represents and warrants to the Bank as follows:

               4.1    Organization.

                      4.1.1   Borrower's Corporate Existence and Good
Standing. The Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with perpetual corporate existence and has all requisite legal right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. The Borrower has qualified and is in good standing as a foreign corporation in each state or other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification.

                      4.1.2   DSSI's Corporate Existence and Good Standing.
DSSI is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with perpetual corporate existence and has all requisite legal right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. DSSI has qualified and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification.

               4.2    Authority.

                      4.2.1 Borrower's Authority. The Borrower has, all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Financing Agreements executed by it, and all other instruments or documents delivered by it pursuant hereto and thereto. The Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Financing Agreements executed by it, and all other instruments or documents delivered or to be delivered by it pursuant hereto and thereto. This Agreement, the Financing Agree ments executed by the Borrower, and all related instruments or documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies.

                      4.2.2 DSSI's Authority. DSSI has all of the requisite legal right, power and authority to execute, deliver and perform the terms and provisions of the Guaranty, its Security Agreement, the other Financing Agreements executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. DSSI has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of the Guaranty, its Security Agreement, the other Financing Agreements executed by it and all other instruments or documents delivered or to be delivered by it pursuant hereto and thereto. The Guaranty, its Security Agreement and all other instruments or documents delivered or to be delivered pursuant hereto and thereto constitute and will constitute a legal, valid and binding obligation of DSSI, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies.

               4.3 No Conflicts. Neither the execution and delivery of this Agreement, the Financing Agreements, or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, or the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or DSSI is a party, or by which either of them or any of their respective properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the property of either of them (except as contemplated hereunder or under the Financing Agreements) or will violate any provision of the certificate of incorporation (as amended to date) or by-laws (as currently in effect) of either of the Borrower or DSSI

               4.4    Compliance and Other Agreements.

                      4.4.1 Agreements, etc. Neither the Borrower nor DSSI is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Borrower or DSSI.

                      4.4.2 Orders, etc. Neither the Borrower nor DSSI is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are subject, except for such defaults or violations which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Borrower or DSSI.

                      4.4.3 Agreements, Etc. Neither the Borrower nor DSSI is a party to or bound by, nor are any of their respective properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Borrower should reasonably foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of the Borrower or DSSI.

               4.5 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA in connection with any Plan. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, nor any ERISA Affiliate of the Borrower has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of their Plans, and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan, and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower, or any of its ERISA Affiliates to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, nor any of its ERISA Affiliates has incurred any liability to the PBGC under ERISA.

               4.6 Investment Company. Neither the Borrower nor DSSI is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

               4.7 Approvals and Consents. All authorizations, consents, registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Borrower or DSSI) which are required as a condition to the validity or enforceability of this Agreement, the Financing Agreements or any of the instruments or documents delivered or to be delivered pursuant hereto or thereto have been effected or obtained and are in full force and effect.

               4.8 Regulation U, etc. Neither the Borrower nor DSSI is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors of the Federal Reserve System). The Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any other purpose which might constitute any of the Loans a "purpose credit" within the meaning of such Regulation U.

               4.9 Financial Statements. The Borrower has heretofore delivered to the Bank consolidated financial statements of the Borrower,

DSSI, and certain Affiliates of DSSI (the "Consolidated Group") for the fiscal years ended December 31, 1997, and December 31, 1998 and for the nine months ended September 30, 1998 and September 30, 1999 (consisting of a consolidated balance sheet and the related consolidated statements of operations, retained earnings, stockholders equity and changes in financial position for the respective periods then ended, including the related notes thereto). The annual financial statements referred to have been audited and include an unqualified report and opinion of Deloitte & Touche, LLP, independent certified public accountants. All such annual and interim financial statements are correct and complete and were prepared in accordance with GAAP and present fairly the consolidated financial position and results of operation of the Consolidated Group, as of the dates of and for the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower and DSSI as of the date of such financial statements which are required to be reflected or disclosed therein under GAAP which are not so reflected or disclosed therein or in the notes thereto.

               4.10 Taxes. The Borrower and DSSI have filed or caused to be filed all tax returns required to be filed by each of them. The Borrower and DSSI have paid all taxes (including interest and penalties) as shown on such returns, or any assessment or notice of tax claim or deficiency received by them to the extent that such taxes have become due. Neither the Borrower nor DSSI knows of any proposed material tax assessment against or affecting it and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by any other Person. All tax liabilities are adequately provided for or reserved against on the books of the Borrower and DSSI (as the case may be) in accordance with GAAP.

               4.11   Title to Properties/Priority of Liens.

                      4.11.1 Title. The Borrower and DSSI have good and marketable title to, or valid leasehold interests in, all of the properties and assets reflected on their latest financial statements referred to in Section 5.9 of this Agreement or acquired by it after the date of such financial statements and prior to the date hereof, except for those properties and assets which have been disposed of since such dates in the ordinary course of business. All such properties and assets are owned or leased by the Borrower or DSSI, as the case may be, free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except such as are identified in such Financial Statements, except for liens in favor of the Bank.

                      4.11.2 Security Interest. The security interest granted by DSSI to the Bank under the Security Agreement, constitutes a valid and perfected first priority security interest and lien on the Cash Collateral, as contemplated by the Security Agreement.

               4.12 Litigation. There are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or governmental authority, pending or threatened against the Borrower or DSSI or any of their respective properties or assets, which (i) either in any case or in the aggregate, if adversely determined, would materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Borrower or DSSI, or (ii) question the validity or enforceability of this Agreement, the Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

               4.13 Insurance. All physical properties and assets of the Borrower are covered by fire and other insurance with responsible insurance companies against casualty and other losses customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions.

               4.14 Disclosure. None of the information contained in the representations and warranties made by the Borrower and DSSI set forth in this Agreement, the Financing Agreements, or in any other agreement, instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to the Bank, as contemplated in this Agreement or in the Financing Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make the statements contained herein or therein not materially misleading.

               4.15 No Event of Default. After giving effect to the transactions contemplated by this Agreement, the Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist any condition, event or act which constitutes an Event of Default hereunder or which, after notice or lapse of time, or both, would constitute an Event of Default hereunder.

               4.16 Use of Proceeds. The proceeds of the Term Loan will be used (i) to repay the loans made to the Borrower by DSSI to finance the Acquisition and working capital needs of the Borrower, and (ii) for the ongoing working capital needs of the Borrower.

        SECTION 5 AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, until the Term Loan has been paid in full and all other Obligations discharged in full, and all fees and charges payable hereunder or under any the Financing Agreements have been paid, it shall comply or cause compliance with the following covenants:

               5.1 Preservation of Existence. The Borrower will (i) preserve and maintain its corporate existence and its rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or in view of the ownership of its properties.

               5.2    Maintenance of Properties; Insurance.

                      5.2.1 Properties. The Borrower will maintain in good repair, working order and condition all properties used in its respective business (ordinary wear and tear excepted), and from time to time will make or cause to be made all appropriate repairs, renewals and replacements, additions and improvements thereto.

                      5.2.2 Insurance. The Borrower will maintain, at its expense, with financially sound and reputable insurers reasonably acceptable to the Bank, insurance, with respect to its properties and business, against loss or damage of the kinds and in amounts reasonably acceptable to the Bank.

               5.3 Payment of Taxes. The Borrower will pay and discharge promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; provided, however, that neither the Borrower nor DSSI shall be required to pay any such tax, assessment, charge, levy or claim if the validity or amount thereof shall be contested in good faith by proper proceedings and if the Borrower or DSSI, as the case may be, shall have set aside appropriate and proper reserves which are reflected on its books.

               5.4 Accounting; Financial Statements and Other Information. The Borrower and DSSI will maintain a system of accounting established and administered in accordance with GAAP and will set aside on its books all such proper reserves for each fiscal year as shall be required by GAAP. The Borrower will deliver, or cause to be delivered, to the Bank:

                      5.4.1 Quarterly Financial Reports. As soon as practicable after the end of each of the first three (3) quarter annual periods in each fiscal year of the Borrower, and in any event within sixty (60) days thereafter, a consolidated balance sheet of the Consolidated Group as at the end of such period, and the related consolidated statements of operations, retained earnings, stockholders equity and changes in the financial position of the Consolidated Group for each such period and for that part of the fiscal year of the Borrower and DSSI then ended, all in the form filed by the Borrower or DSSI with the Securities and Exchange Commission, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, each of which statements shall be prepared in accordance with GAAP, and subject to normal year-end audit adjustments, shall fairly present the consolidated financial position of the Consolidated Group.

                      5.4.2  Annual Financial Reports.  As soon as
practicable after the end of each fiscal year of the Borrower, and in any event within ninety (90) days thereafter, an certified consolidated balance sheet of the Consolidated Group as at the end of such year and the related certified consolidated statements of operations, retained earnings, stockholders equity and changes in financial position of the Consolidated Group for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP, and shall include an unqualified report and opinion of Deloitte & Touche, LLP or another independent certified public accountant of recognized standing selected by the Borrower and reasonably acceptable to the Bank.

                      5.4.3 Reports. Promptly upon receipt thereof, copies of any reports (including, without limitation, any management letters) submitted to the Borrower or DSSI by any independent certified public accountant in connection with the examination of the annual or interim financial statements of the Borrower and the Guarantors by such accountant.

                      5.4.4 SEC Filings. Within ten (10) days after filing with the United States Securities and Exchange Commission, copies of all Forms 10Q and 10K and any other forms so filed by the Borrower or DSSI.

                      5.4.5 Other Information. With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Bank with respect to the Borrower or DSSI.

               5.5 Compliance. The Borrower will comply with the requirements of all applicable laws, rules, regulations or orders of any applicable governmental or administrative authority, and all agreements to which the Borrower or DSSI (as the case may be) is a party, the noncompliance with which laws, rules, regulations, orders and agreements would materially adversely affect the business, operations, property or assets, or the condition, financial or otherwise, of the Borrower or DSSI (as the case may be).

               5.6 ERISA. The Borrower shall maintain compliance in all material respects with any applicable provisions of ERISA in connection with each Plan. The Borrower will deliver to the Bank, promptly after the filing or receipt thereof, copies of all reports, including annual reports and notices, which the Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to any Plan; and as soon as possible and in any event within thirty (30) days after either of the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of its Chief Financial Officer setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

               5.7 Payment of Indebtedness. The Borrower shall promptly pay, discharge, or satisfy before they become delinquent all of its material indebtedness for borrowed money; provided, however, that the Borrower shall not be required to pay any such indebtedness if the validity or amount thereof shall be contested in good faith by proper proceedings, and the Borrower shall have set aside appropriate and proper reserves which are reflected on its books.

               5.8 Notification to Bank. The Borrower shall promptly notify the Bank of (i) any Event of Default hereunder, (ii) any event, condition or act which with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder, (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or any of its assets, except when the relief sought is monetary damages which in any one litigation or proceeding in the aggregate do not exceed $100,000 and the litigation or proceeding resulted from or arose out of transactions in the regular course of the Borrower's business, (iv) each and every default by the Borrower or DSSI under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, and (v) any change in the location of the chief executive offices of the Borrower, as identified in Section 7.4 hereof or of DSSI as identified in the Security Agreement.

               5.9 Further Assurances. The Borrower will duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Bank's opinion to effectuate the provisions or purposes of this Agreement or the Financing Agreements.

               5.10 Inspection. The Bank, or any Person designated by the Bank, shall have the right, from time to time, to visit the Borrower's place or places of business during reasonable business hours, and absent an Event of Default upon reasonable notice, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Borrower's or DSSI's books, records, journals, orders, receipts, correspondence and other data relating to the Borrower's business, (ii) to verify such matters concerning the Collateral, as the Bank (in its sole and absolute discretion) may consider appropriate, and (iii) to discuss the affairs, finances and business of the Borrower with its officers and directors. Upon request, the Borrower and DSSI will provide the Bank with copies of such documents as the Bank may reasonably request. The Bank shall have the right, at any time or times hereafter after an Event of Default has occurred, to verify by mail, telephone, telegraph or other communication with any account debtor, under any name and in any form, the validity, amount or any other matter relating to any or all of the accounts receivable. The Borrower shall pay on demand all expenses reasonably incurred by the Bank in acquiring information pursuant to this Section 5.10.

               5.11 Stock Ownership. DSSI, at all times, shall own not less than fifty-one (51%) percent of all of the issued and outstanding stock of each class of the Borrower.

        SECTION 6.    EVENTS OF DEFAULT/REMEDIES.

               6.1 The occurrence of any one or more of the following events shall constitute an "Event of Default":

                      6.1.1 Principal or Interest. If the Borrower shall fail to pay any installment of principal or interest on the Note when due and payable; or

                      6.1.2 Obligations. If the Borrower shall fail to pay and satisfy any Obligation when due and payable; or

                      6.1.3 Certain Covenants. If there shall be a default in the observance or performance of any covenant, condition or agreement set forth in Sections 5.1 or 5.11; or

                      6.1.4 Other Covenant. If there shall be a default in the observance or performance of any other covenant, condition or agreement contained in this Agreement, in any of the Financing Agreements or in any other document or instrument referred to herein or therein, which default shall continue unremedied or uncured for a period of fifteen (15) days after notice thereof has been given to the Borrower; or

                      6.1.5 Representations. If any material represen-tation or warranty made by or on behalf of the Borrower or DSSI, whether contained in this Agreement, in any of the Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or

                      6.1.6  Voluntary Insolvency Proceedings.  If the
Borrower or DSSI or any of their Affiliates shall (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or any similar foreign law, or
(vii) take any action for the purpose of effecting any of the foregoing; or

                      6.1.7  Involuntary Insolvency Proceedings.  A
proceeding or case shall be commenced, without the application or consent of the Borrower, DSSI or any of their Affiliates, in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of the Borrower or DSSI, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower, or DSSI or of all or any substantial part of any of their assets, or
(iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days; or any order for relief against the Borrower or DSSI, shall be entered in an involuntary case under the Bankruptcy Code, or any similar foreign law, and shall continue unstayed and in effect for a period of thirty (30) days; or

                      6.1.8 Divestiture of Assets. If any order, judgment, or decree shall be entered in any proceeding requiring the Borrower, or DSSI, to divest itself of a substantial part of its assets, and if, within sixty (60) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or

                      6.1.9 Judgments. If one or more judgments exceeding $1,000,000 in the aggregate, against the Borrower, or attachments to recover more than $1,000,000 against any Borrower's property remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment against the Borrower; or

                      6.1.10 Other Defaults. If the Borrower shall (i) fail to pay any indebtedness for borrowed money or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any indebtedness for borrowed money, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iii) allow any account maintained by them at the Bank to be overdrawn for a period which exceeds five (5) days after notice from the Bank; or

                      6.1.11 ERISA. Any of the following events occur or exist with respect to the Borrower or any of its ERISA Affiliates: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Bank subject either the Borrower or any ERISA Affiliate to any material tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof); or

                      6.1.12 Levies. Any portion of the Cash Collateral is attached, seized, becomes subject to a writ or distress or a warrant, or is levied upon.

               6.2 Remedies. Upon the occurrence and continuance beyond any applicable cure period of any one or more of such Events of Default, the Bank may, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other notice, all of which are hereby expressly waived by the Borrower, declare any and all of the liabilities of the Borrower to the Bank (including, without limitation, the Term Loan) to be due and payable together with interest at the rate specified in this Agreement until fully paid. The Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and under the Uniform Commercial Code of any other state in which any of the Collateral may be situated, and, additionally, all of the rights and remedies set forth in this Agreement and the Financing Agreements, and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Agreement or the Financing Agreements. The Bank may, at its option, cure any default by the Borrower or DSSI under any agreement with a third party which constitutes, or would with notice or lapse of time or both constitute, an Event of Default hereunder, and may add the reasonable amount expended in such cure to the liabilities of the Borrower or DSSI hereunder and charge the Borrower's account therefor, such amounts to be repayable by Borrower on demand; the Bank shall be under no obligation to effect such cure and shall not by making any payment for the Borrower's account be deemed to have assumed any obligation or liability of the Borrower or DSSI.

        SECTION 7.    MISCELLANEOUS.

               7.1 Expenses. The Borrower, whether or not the transactions contemplated hereby are consummated, shall pay to the Bank, or reimburse the Bank for, all out-of-pocket expenses incurred by the Bank in connection with the preparation and enforcement of this Agreement, the Financing Agreements, all other agreements, instruments and documents executed in connection herewith and therewith and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect thereof, including, but not limited to, filing fees, expenses for searches, and the reasonable fees and disbursements of counsel to the Bank. The Bank shall invoice the Borrower for the amounts to be reimbursed by the Borrower to the Bank as is provided in this Section, and if same are not paid by the Borrower within ten (10) days of the date of such invoice, the Bank is hereby authorized to charge any amounts payable hereunder directly to the account(s) of the Borrower maintained with the Bank.

               7.2 Survival of Agreement. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of the Bank.

               7.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Bank, any right, power or privilege under this Agreement or under any of the Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of the Bank hereunder and under the Financing Agreements and under any other present and future agreements between the Bank and the Borrower are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Financing Agreements or agreements and all such rights and remedies may be exercised successively or concurrently.

               7.4 Notices. All notices, approvals, consents, requests, demands or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: if by hand, immediately upon delivery; if by telegram, express mail or any other overnight delivery service, one (1) day after dispatch; and if by certified mail, return receipt requested, or first class mail, three (3) business days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

               If to the Bank:

               Bank Leumi USA
               562 Fifth Avenue
               New York, New York 10036
               Attn:  Mr. Steven Laufer
                      Assistant Vice President

               with a copy to:

               Warshaw Burstein Cohen
                 Schlesinger & Kuh, LLP
               555 Fifth Avenue
               New York, New York 10017
               Attn:  Allen N. Ross, Esq.

               If to the Borrower:

               Comverge Technologies, Inc.
               23 Vreeland Road
               Florham Park, New Jersey 07932
               Attn:  Frank Magnotti, President

               With a copy to:

               Ehrenreich Eilenberg & Krause
               11 East 44th Street
               New York, New York 10017
               Attn:  Sheldon Krause, Esq.

               7.5 Amendments and Waivers. Neither this Agreement, nor any of the Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

               7.6 Applicable Law. This Agreement and the Financing Agreements and any other document referred to herein or therein and the obligations of the parties hereunder or thereunder are being executed and delivered in New York, New York and shall be construed and interpreted in accordance with the laws of the State of New York applied to agreements entered into and performed therein.

               7.7 Successors. This Agreement, the Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and assigns, except that the Borrower may not assign its rights under this Agreement, the Financing Agreements and any other document referred to herein or therein without the prior written consent of the Bank.

               7.8 Partial Invalidity. If any provision of this Agreement or the Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

               7.9 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

               7.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

               7.11 JURISDICTION; SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT,

THE FINANCING AGREEMENTS OR ANY DOCUMENT, INSTRUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO. IN ANY SUCH LITIGATION THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

               7.12 Conflicts. In the event that any provision of this Agreement conflicts with the Financing Agreements, or with any document or instrument delivered in connection herewith or therewith, the terms of this Agreement shall control, notwithstanding such conflict.


                                            COMVERGE TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                                   Frank Magnotti
                                                   President



                                            BANK LEUMI USA


                                            By:
                                               ---------------------------------
                                                    Sarit Brosh
                                                    First Vice President


                                            By:
                                               ---------------------------------
                                                   Steven Laufer
                                                   Assistant Vice President